EXHIBIT 4.1

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of February 29, 2000 between Bioject Medical Technologies, Inc., an Oregon corporation (the "Company"), and Amgen Inc., a Delaware corporation (the "Investor").

     1. Authorization of Shares. The Company has duly authorized the sale and issuance of Sixty-Five Thousand Seven Hundred Ninety-Six (65,796) shares (the "Shares") of common stock of the Company, without par value (the "Common Stock"), to Investor. The Shares equal the quotient of (a) the Purchase Price (as defined below) divided by (b) the product of (i) the average closing price of the Common Stock on The Nasdaq Stock Market, Inc. Small Cap Market (the "Nasdaq Small Cap Market") for the *** (***) trading days ending February 22, 2000, multiplied by (ii) *** Percent (***%).

     2. Agreement to Sell and Purchase Shares. Upon the terms and subject to the conditions contained herein, the Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the Shares, for an aggregate purchase price (the "Purchase Price") of One Million Five Hundred Thousand Dollars ($1,500,000). Unless otherwise requested by the Investor, certificates representing the Shares purchased by the Investor will be registered in the Investor's name and address as set forth on the signature page hereto.

     3. Delivery of the Shares at Closing. The completion of the purchase and sale of the Shares (the "Closing") shall occur on February 29, 2000 (the
"Closing Date"), at the Investor's principal place of business, or at such different time or day or location as the Company and the Investor mutually agree. At the Closing, the Company shall deliver to the Investor one or more stock certificates representing the Shares, each such certificate to be registered in the name of the Investor.

          3.1 The Company's obligation to issue the Shares to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Company in writing:

               (a) receipt by the Company of a certified or official bank check or wire transfer of funds in the full amount of the Purchase Price; and

               (b) the representations and warranties of the Investor set forth herein shall be true and correct in all respects.

          3.2 The Investor's obligation to purchase the Shares shall be subject to the following conditions, any one or more of which may be waived by the Investor in writing:

               (a) the representations and warranties of the Company set forth herein shall be true and correct in all respects;



***Confidential treatment has been requested pursuant to Rule 406 of the Securities Act of 1933, as amended. Omitted portions have been filed separately with the Securities and Exchange Commission.

               (b)the Company shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date;

               (c) the Company shall have delivered to Investor a certificate dated the Closing Date, executed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying the satisfaction of the conditions specified in subsections (a) and (b) of this Section 3.2;

               (d) the Investor shall have received from Dorsey & Whitney LLP, counsel for the Company, a favorable opinion dated the Closing Date in the form of Exhibit A hereto;

               (e) all registrations, qualifications, permits and approvals required u nder applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement, including without limitation the offer, sale, issue and delivery of the Shares;

               (f) Investor shall have received the following:

                    (1) Copies of resolutions of the Company's Board of Directors, certified by the Secretary of the Company, authorizing and approving the execution, delivery and performance of this Agreement, and all other documents and instruments to be delivered pursuant hereto and thereto;

                    (2) A certificate of incumbency executed by the Secretary of the Company certifying the names, titles and signatures of the officers authorized to execute the documents referred to in subsection (1) above and further certifying that the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company delivered to the Investor at the time of the execution of this Agreement have been validly adopted, are in full force and effect, and have not been further amended or modified; and

                    (3) Such additional supporting documentation and other information with respect to the transactions contemplated hereby as Investor may reasonably request;

               (g) all corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions, shall be satisfactory in form and substance to Investor;

               (h) the Company's Subsidiary, Bioject Inc., an Oregon corporation, and Investor shall have entered into the License and Development Agreement dated as of the date hereof (the "License and Development Agreement");


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***Confidential  treatment  has  been  requested  pursuant  to  Rule  406 of the
Securities Act of 1933, as amended. Omitted portions have been filed separately with the Securities and Exchange Commission.

               (i) Any approval, consent or waiting period required by any governmental agency or authority, or any other individual, partnership, joint venture, corporation, limited liability company, trust, estate, unincorporated organization, or any other entity (each, a "Person"), necessary or material to the consummation of the transactions contemplated hereby shall have been obtained; and

               (j) No order of any court of administrative agency shall be in effect which restrains or prohibits any transaction contemplated hereby or by the License and Development Agreement which would limit or affect the Investor's rights hereunder or thereunder.

     4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Investor, as follows:

          4.1 Organization. The Company is duly organized and validly existing in good standing under the laws of the State of Oregon. Each of the Company and its Subsidiaries (as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act")) has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and as proposed to be conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a material adverse effect upon the business, properties, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries, considered as one enterprise (collectively, a "Material Adverse Effect"), and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. All Subsidiaries of the Company are disclosed in Schedule 4.1.

          4.2 Due Authorization. The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, and this Agreement has been duly authorized and validly executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms. All corporate acts and proceedings required for the authorization, execution and delivery of this Agreement, the offer, issuance and delivery of the Shares and the performance of this Agreement have been lawfully and validly taken or will have been so taken prior to the Closing.

          4.3 Non-Contravention. The execution and delivery of this Agreement, the issuance and sale of the Shares, the fulfillment of the terms of this Agreement and the consummation of the transactions contemplated hereby will not
(A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any material bond, debenture, note or other evidence of indebtedness, or under any material lease, contract, indenture, mortgage, deed of trust, security agreement, loan or credit agreement, joint venture or other agreement, instrument, commitment or arrangement to which the Company or any Subsidiary is a party or by which the Company or any of its Subsidiaries or their respective properties are bound, (ii) the Amended and Restated Articles of Incorporation, Amended and Restated Bylaws or other organizational documents of the Company or any Subsidiary, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the


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***Confidential  treatment  has  been  requested  pursuant  to  Rule  406 of the
Securities Act of 1933, as amended. Omitted portions have been filed separately with the Securities and Exchange Commission.

Company or any Subsidiary or their respective properties, or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest, charge, option, pledge or restriction whatsoever (a "Lien") upon any of the material properties, assets or rights of the Company or any Subsidiary or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material, lease, contract, indenture, mortgage, deed of trust, security agreement, loan or credit agreement or any other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound or to which any of the property or assets of the Company or any Subsidiary is subject, the result of which would have a Material Adverse Effect. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States is required for the execution and delivery of this Agreement and the valid issuance and sale of the Shares to be sold pursuant to the Agreement, other than such as have been made or obtained, and except for any securities filings required to be made under federal or state securities laws. The execution, delivery and performance by the Company of this Agreement will not require from the Board of Directors or the stockholders of the Company any consent or approval that has not been validly and lawfully obtained. The Company is not subject to any restriction of any kind or character which prohibits the Company from entering into this Agreement or would prevent its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby or thereby.

          4.4 Capitalization. The capitalization of the Company consists of 100,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock of the Company, without par value (the "Preferred Stock"), of which 1,235,000 shares have been designated as Series A Preferred Stock, 200,000 shares have been designated as Series B Preferred Stock, and 500,000 shares have been designated as Series C Preferred Stock, and the Company has no authority to issue any other capital stock. As of December 31, 1999, 5,828,784 shares of Common Stock are issued and outstanding, 692,694 shares of Series A Preferred Stock are issued and outstanding, zero shares of Series B Preferred Stock are issued and outstanding, and 391,830 shares of Series C Preferred Stock are issued and outstanding. The Shares have been duly authorized, and when issued and paid for in accordance with the terms of the Agreement will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and any other restrictions, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in
Schedule 4.4, no preemptive right, co-sale right, right of first refusal, registration right, or other similar right exists with respect to the Shares or the issuance and sale thereof. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Shares. Except as disclosed in Schedule 4.4, there are no stockholders agreements, voting agreements or other similar agreements with respect to the capital stock of the Company to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's stockholders.

          4.5 Legal Proceedings. There is no material legal or governmental proceeding pending or, to the knowledge of the Company, threatened to which the Company or any Subsidiary or any officer, director or key employee thereof is or may be a party or to which the business or property of the Company or any Subsidiary is subject. After reasonable investigation, the Company

***Confidential treatment has been requested pursuant to Rule 406 of the Securities Act of 1933, as amended. Omitted portions have been filed separately with the Securities and Exchange Commission.

is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding, which if adversely determined would have a Material Adverse Effect. The Company is not in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or of any governmental agency or instrumentality (whether federal, state, local or foreign).

          4.6 No Violations. Neither the Company nor any Subsidiary is in violation of its charter, bylaws, or other organizational document, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, or is in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or by which the properties of the Company or any Subsidiary are bound, which would be reasonably likely to have a Material Adverse Effect. To the best of its knowledge, the Company, its Subsidiaries, and their respective businesses, properties and assets are in compliance in all material respects with all applicable laws and regulations, including without limitation those relating to (a) health, safety and employee relations, (b) environmental matters, including the discharge of any hazardous or potentially hazardous materials into the environment, and (c) the development, commercialization and sale of medical devices, pharmaceutical and biotechnology products, including all applicable regulations of the United States Food and Drug Administration and comparable foreign regulatory authorities.

          4.7 Governmental Permits, Etc. With the exception of the matters that are dealt with separately under Sections 4.1, 4.14, 4.15 and 4.16, each of the Company and its Subsidiaries has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company and its Subsidiaries as currently conducted, except where the failure to currently possess could not reasonably be expected to have a Material Adverse Effect.

          4.8 Intellectual Property. (i) Each of the Company and its Subsidiaries owns or possesses sufficient rights to use all patents, patent rights (including patent applications), trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how (collectively, "Intellectual Property") that are necessary for the conduct of its business as now conducted or as proposed to be conducted, in each case free and clear of any right, Lien or claim of others, except where the failure to currently own or possess would not have a Material Adverse Effect, and none of the Company's or any Subsidiary's rights in or use of such Intellectual Property has been or is currently threatened to be challenged; (ii) neither the Company nor any of its Subsidiaries has received any notice of, or has any knowledge of, any infringement of asserted rights of a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a Material Adverse Effect; and (iii) neither the Company nor any of its Subsidiaries has received any notice of any infringement of rights of a third party with respect to any Intellectual Property that, individually or in the

***Confidential treatment has been requested pursuant to Rule 406 of the Securities Act of 1933, as amended. Omitted portions have been filed separately with the Securities and Exchange Commission.

aggregate, would have a Material Adverse Effect. Without limiting the foregoing, the Company's Subsidiary, Bioject Inc., owns or possesses sufficient rights to use all Intellectual Property necessary to make, have made, use, sell, offer for sale and import a pre-filled needle-free injector system.

          4.9 Financial Statements. Included in the Company's Report on Form 10-Q for the quarterly period ended December 31, 1999 (the "10-Q") are the Company's unaudited balance sheet (the "Balance Sheet") as of December 31, 1999 (the "Balance Sheet Date"), and the unaudited statement of operations for the nine-month period then ended. Included in the Company's Annual Report on Form 10-K (the "10-K") for the annual period ended March 31, 1999 are the Company's audited balance sheet as of March 31, 1999 and audited statement of operations for the twelve-month period then ended, together with the related opinion thereon of Arthur Andersen LLP, independent certified public accountants. The foregoing financial statements of the Company and the related notes present fairly, in accordance with generally accepted accounting principles consistently applied, the financial position of the Company and its Subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, subject in the case of the 10-Q to normal year-end audit adjustments (which shall not be material in the aggregate) and the absence of footnote disclosures. Such financial statements (including the related notes) are in accordance with the books and records of the Company and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified.

          4.10 Taxes. For purposes of this Agreement, the term "Taxes" shall include all federal, territorial, state, foreign, municipal and local income, profits, gross receipts, franchise, sales, use, value added, occupation, property, excise, customs, withholding, unemployment, worker's compensation, social security and other taxes, duties, fees and assessments (including interest and penalties). As of the date of this Agreement, the Company and each of its Subsidiaries has timely filed or caused to be timely filed all declarations, reports and returns (collectively, "Returns") for Taxes required by law to be filed and all such returns for Taxes are complete and accurate. The Company has paid, caused to be paid, or reserved against all Taxes which are shown as due and payable on the Returns. There are no claims pending or, to the best knowledge of the Company, threatened against the Company or any Subsidiary, for past due Taxes.

          4.11 Benefit Plans. Except as disclosed in Schedule 4.11, which sets forth a true and accurate list and description of any such plans maintained or sponsored by the Company or to which the Company is required to make contributions, the Company does not maintain, sponsor, is not required to make contributions to or otherwise have any liability with respect to any pension, profit sharing, thrift or other retirement plan, employee stock ownership plan, deferred compensation, stock ownership, stock purchase, performance share, bonus or other incentive plan, health or group insurance plan, welfare plan, or other similar plan, agreement, policy or understanding (whether written or oral), whether or not such plan is intended to be qualified under Section 401(a) of the Code, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, which plan covers any employee or former employee of the Company (collectively, "Employee Benefit Plans"). To the best knowledge of the Company, all such Employee Benefit Plans are in compliance with applicable law.

***Confidential treatment has been requested pursuant to Rule 406 of the Securities Act of 1933, as amended. Omitted portions have been filed separately with the Securities and Exchange Commission.

          4.12 Insurance. The Company has and maintains adequate and sufficient insurance, including liability, casualty and products liability insurance, covering risks associated with its business, properties and assets, including insurance that is customary for companies similarly situated.

          4.13 No Material Adverse Change. Except as disclosed in Schedule 4.13, since the Balance Sheet Date, there has not been: (a) a material adverse change in the business, properties, condition (financial or otherwise), operations or prospects of the Company or any Subsidiary; (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, condition (financial or otherwise), operations or prospects of the Company or any Subsidiary; (c) any declaration, setting aside or payment of any dividend or any distribution or payment (whether in cash, stock or property) in respect of the capital stock of the Company or any Subsidiary, or any redemption or other acquisition of such stock by the Company or any Subsidiary; (d) any waiver by the Company or any Subsidiary of a valuable right or of a material debt owed to it; (e) any debt, obligation or liability incurred, assumed or guaranteed by the Company or any Subsidiary, except in the ordinary course of business; (f) any change in any material agreement to which the Company or any Subsidiary is a party or by which it is bound which has or, so far as the Company may now foresee, in the future may have a Material Adverse Effect; or (g) any change in the assets, liabilities, condition (financial or otherwise), results or operations or prospects of the Company or any Subsidiary from those reflected on the 10-Q, except changes in the ordinary course of business that have not, individually or in the aggregate, had a Material Adverse Effect.

          4.14 SEC and NASDAQ Compliance. The Company's Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is listed on The Nasdaq Small Cap Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Nasdaq Small Cap Market, nor, except as disclosed on Schedule 4.14, has the Company received any notification that the Securities and Exchange Commission (the "SEC") or the National Association of Securities Dealers, Inc. ("NASD") is contemplating terminating such registration or listing.

          4.15 Reporting Status. The Company has filed in a timely manner all documents that the Company was required to file under the Exchange Act during the twelve (12) months preceding the date of this Agreement. The following documents complied in all material respects with the SEC's requirements as of their respective filing dates, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under where they were made not misleading:

               (a) the 10-K; and

               (b) the 10-Q; and

***Confidential treatment has been requested pursuant to Rule 406 of the Securities Act of 1933, as amended. Omitted portions have been filed separately with the Securities and Exchange Commission.

               (c) all other documents, if any, filed by the Company with the SEC since March 31, 1999 pursuant to the reporting requirements of the Exchange Act.

          4.16 Listing. The Company shall comply with all requirements of the NASD with respect to the issuance of the Shares and the listing thereof on the Nasdaq Small Cap Market.

          4.17 No Manipulation of Stock. The Company has not taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

          4.18 Registration Rights. Other than under this Agreement and as disclosed on Schedule 4.4, the Company has not agreed to register under the Securities Act any of its authorized or outstanding securities.

          4.19 No Brokers or Finders. No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Company or the Investor for any commission, fee or other compensation as a finder or broker, or in any similar capacity based upon obligations incurred by the Company.

          4.20 Disclosure. The information contained in this Agreement, in the 10-Q and the 10-K, and in any writing furnished pursuant hereto or in connection herewith, taken as a whole, is true, complete and correct, and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or herein or necessary to make the statements therein or herein, in light of the circumstances under which they were made, not misleading.

     5. Representations, Warranties and Covenants of the Investor.

          5.1 Accredited Investor. The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor is an "accredited investor" as defined in Regulation D under the Securities Act and the Investor is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares; (ii) the Investor is acquiring the Shares in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares; (iii) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; and (iv) the Investor will notify the Company promptly of any change in any of such information until such time as the Investor has sold all of its Shares or until the Company is no longer required to keep the Registration Statement (as defined in Section 7.1) effective. Nothing contained in this Section 5.1 shall limit any of the Company's representations or warranties or limit the Investor's recourse in respect thereof.

***Confidential treatment has been requested pursuant to Rule 406 of the Securities Act of 1933, as amended. Omitted portions have been filed separately with the Securities and Exchange Commission.

          5.2 Compliance with Prospectus Delivery Requirement. The Investor hereby covenants with the Company not to make any sale of the Shares without complying with the provisions of this Agreement, including Section 7.2 hereof, and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied, and the Investor acknowledges that the certificates evidencing the Shares will be imprinted with a legend that prohibits their transfer except in accordance therewith. The Investor acknowledges that there may occasionally be times when the Company determines that it must suspend the use of the Prospectus forming a part of the Registration Statement, as set forth in Section 7.2(c).

          5.3 Due Authorization. The Investor has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, and this Agreement has been duly authorized and validly executed and delivered by the Investor and constitutes the legal, valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms. All corporate acts and proceedings required for the authorization, execution and delivery of this Agreement and the performance of this Agreement have been lawfully and validly taken or will have been so taken prior to the Closing.

          5.4 No Brokers or Finders. No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Company or the Investor for any commission, fee or other compensation as a finder or broker, or in any similar capacity based upon obligations incurred by the Investor.

     6. Enforcement.

          6.1 Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor.

          6.2 Indemnification.

               (a) The Company hereby covenants and agrees to defend, indemnify and save and hold harmless the Investor, together with its officers, directors, shareholders, employees, attorneys and representatives and each Person who controls Investor within the meaning of the Securities Act, from and against any loss, cost, expense, liability, claim or legal damages (including, without limitation, reasonable fees and disbursements of counsel and accountants and other costs and expenses incident to any actual or threatened claim, suit, action or proceeding, and all costs of investigation) (collectively, the "Damages") arising out of or resulting from (i) any inaccuracy in or breach of, or failure to perform or observe, any representation, warranty, covenant or agreement made by the Company in this Agreement or in any writing delivered pursuant to this Agreement or at the Closing, or (ii) any claims of third parties claiming compensation, commissions or expenses for services as a broker or finder based upon obligations incurred by the Company. Damages resulting directly from the gross negligence or willful misconduct of Investor or any of its respective

***Confidential treatment has been requested pursuant to Rule 406 of the Securities Act of 1933, as amended. Omitted portions have been filed separately with the Securities and Exchange Commission.

officers, directors, employees or any Person who controls Investor within the meaning of the Securities Act are not covered under this Section 6.2(a).

               (b) Investor hereby covenants and agrees to defend, indemnify and save and hold harmless the Company, together with its officers, directors, shareholders, employees, attorneys and representatives and each Person who controls the Company within the meaning of the Securities Act, from and against any Damages arising out of or resulting from (i) any inaccuracy in or breach of, or failure to perform or observe, any representation, warranty, covenant or agreement made by the Investor in this Agreement or in any writing or other agreement delivered pursuant hereto, or (ii) any claims of third parties claiming compensation, commissions or expenses for services as a broker or finder based upon obligations incurred by the Investor. Damages resulting directly from the gross negligence or willful misconduct of the Company or any of its respective officers, directors, employees or any Person who controls the Company within the meaning of the Securities Act are not covered under this
Section 6.2(b).

               (c) Each party entitled to be indemnified pursuant to Section 6.2(a) or 6.2(b) (each, an "Indemnified Party") shall notify the other party (the "Indemnifying Party") in writing of any action against such Indemnified Party in respect of which the Indemnifying Party is or may be obligated to provide indemnification on account of Section 6.2(a) or 6.2(b), promptly after the receipt of notice or knowledge of the commencement thereof. The omission of any Indemnified Party so to notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party except to the extent the Indemnifying Party shall have been materially prejudiced by the omission of such Indemnified Party so to notify it, pursuant to this Section 6.2(c). In case any such action shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof, with counsel reasonable satisfactory to such Indemnified Party, and after notice from it to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party under Section 6.2(a) or 6.2(b) for any legal or other expense subsequently incurred by such Indemnified Party in connection with the defense thereof nor for any settlement thereof entered into without the consent of the Indemnifying Party; provided, however, that (i) if the Indemnifying Party shall elect not to assume the defense of such claim or action or (ii) if the Indemnified Party reasonably determines (x) that there may be a conflict between the positions of the Indemnifying Party and of the Indemnified Party in defending such claim or action or (y) that there may be legal defenses available to such Indemnified Party different from or in addition to those available to the Indemnifying Party, then separate counsel for the Indemnified Party shall be entitled to participate in and conduct the defense, in the case of (i) and
(ii)(x), or such different defenses, in the case of (ii)(y), and the Indemnifying Party shall be liable for any reasonable legal or other expenses incurred by the Indemnified Party in connection with the defense.

               (d) Neither the Indemnified Party nor the Indemnifying Party may concede, settle or compromise any action contemplated by Section 6.2(c) without the consent of the other party, which consent will not be unreasonably withheld or delayed in light of all factors of importance to such party; provided, however, that if the Indemnified Party shall fail to consent to the settlement of any action where (i) such settlement includes an unconditional release of all actions

***Confidential treatment has been requested pursuant to Rule 406 of the Securities Act of 1933, as amended. Omitted portions have been filed separately with the Securities and Exchange Commission.

against the Indemnified Party and requires no payment on the part of the Indemnified Party to the claimant or any other party, (ii) such settlement does not require any action on the part of the Indemnified Party and does not impose terms restricting or adversely affecting the Indemnified Party's activity, and
(iii) the claimant has affirmatively indicated that it will accept such settlement, then the Indemnifying Party shall have no liability with respect to any payment to be made in respect of such action in excess of the proposed settlement amount.

               (e) The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common-law remedy any party may have for breach of representation, warranty, covenant or agreement, or otherwise.

          6.3 Injunctive Relief. (a) Any party may bring a claim seeking specific performance by way of injunctive relief before a court of competent jurisdiction in accordance with Section 9.3 to enforce the provisions of this Agreement, and (b) in the event of any breach by either party of Section 9.10, the other party may seek injunctive relief from a court of competent jurisdiction to restrain any such breach.

          6.4 No Implied Waiver. Except as expressly provided in this Agreement, no course of dealing between the Company and Investor and no delay in exercising any such right, power or remedy conferred hereby or now or hereafter existing at law in equity, by statute or otherwise, shall operate as a waiver of, or otherwise prejudice, any such right, power or remedy.

     7. Registration of the Shares; Compliance with the Securities Act.

          7.1 Registration Procedures and Expenses. The Company shall:

               (a) use its efforts to prepare and file with the SEC, within twenty (20) days after the Closing Date, a registration statement (the "Registration Statement") to enable the resale of the Shares by the Investor from time to time through the automated quotation system of the Nasdaq Small Cap Market or in privately-negotiated transactions;

               (b) use its best efforts to cause the Registration Statement to become effective within *** (***) days after the Registration Statement is filed by the Company;

               (c) use its best efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and any prospectus used in connection therewith (a "Prospectus") as may be necessary to keep the Registration Statement current and effective for a period not exceeding, with respect to the Shares, the earlier of (i) the second anniversary of the Closing Date, (ii) the date on which the Investor may sell all Shares then held by the Investor without restriction by the volume limitations of Rule 144(e) of the Securities Act, or (iii) such time as all Shares have been sold pursuant to the Registration Statement;

               (d) furnish to the Investor with respect to the Shares registered under the Registration Statement such number of copies of the Registration Statement, Prospectuses and Preliminary Prospectuses in conformity with the requirements of the Securities Act and such other

***Confidential treatment has been requested pursuant to Rule 406 of the Securities Act of 1933, as amended. Omitted portions have been filed separately with the Securities and Exchange Commission.

documents as the Investor may reasonably request, in order to facilitate the public sale or other Disposition of all or any of the Shares by the Investor;

               (e) file documents required of the Company for blue sky clearance in states specified in writing by the Investor; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

               (f) bear all expenses in connection with the procedures in paragraph (a) through (e) of this Section 7.1 and the registration of the Shares pursuant to the Registration Statement; and

               (g) advise the Investor, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

          The Company understands that the Investor disclaims being an underwriter, but the Investor being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has hereunder; provided, however that if the Company receives notification from the SEC that the Investor is deemed an underwriter, then the ninety day period provided in Section 7.1(b) shall be extended to the earlier of (i) the *** (***) day after such SEC notification, or
(ii) *** (***) days after the initial filing of the Registration Statement with the SEC.

          7.2 Transfer of Shares After Registration; Suspension.

               (a) The Investor agrees that it will not effect any sale, assignment or other transfer (a "Disposition") of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section 7.1 and as described below, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Investor or its plan of distribution.

               (b) Except in the event that paragraph (c) below applies, the Company shall (i) if deemed necessary by the Investor, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document (A) so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (B) to revise or amend the plan of distribution of the Shares as requested by Investor; (ii) provide the Investor copies of any

***Confidential treatment has been requested pursuant to Rule 406 of the Securities Act of 1933, as amended. Omitted portions have been filed separately with the Securities and Exchange Commission.

documents filed pursuant to Section 7.2(b)(i); and (iii) inform each Investor that the Company has complied with its obligations in Section 7.2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Investor to that effect, will use its reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Investor pursuant to Section 7.2(b)(i) hereof when the amendment has become effective).

               (c) Subject to paragraph (d) below, in the event (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;
(iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) of any event or circumstance which, upon the advice of its counsel, necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall deliver a certificate in writing to the Investor (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investor will refrain from selling any Shares pursuant to the Registration Statement (a "Suspension") until the Investor's receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable, and in any event not more than *** (***) days after the delivery of a Suspension Notice to the Investor; provided, however, that the Company shall not be required to amend a Registration Statement or supplement a Prospectus for a period of up to *** (***) days after delivery of a Suspension Notice to the Investor if the Company's Board of Directors determines in good faith that do so would be seriously detrimental to *** involving the Company, it being understood that the period for which the Company is obligated to keep the Registration Statement effective under Section 7.1(c) shall be extended for a number of days equal to the number of days the Company delays amendment or supplement pursuant to this provision; provided that the Company shall be able to delay amendment or supplement pursuant to this provision only once. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Investor, the Investor shall be entitled to ***.

               (d) Provided that a Suspension is not then in effect the Investor may sell Shares under the Registration Statement, provided that it arranges for delivery of a current

***Confidential treatment has been requested pursuant to Rule 406 of the Securities Act of 1933, as amended. Omitted portions have been filed separately with the Securities and Exchange Commission.

Prospectus to the transferee of such Shares or sells the Shares pursuant to an exemption under the Securities Act. Upon receipt of a request therefor, the Company agrees to provide an adequate number of current Prospectuses to the Investor and to supply copies to any other parties requiring such Prospectuses.

          7.3 Indemnification. For the purpose of this Section 7.3:

          (i) the term "Selling Stockholder" shall include the Investor and any Person controlling, controlled by or under common control with Investor (an "Affiliate");

          (ii) the term "Registration Statement" shall include any final Prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.1; and

          (iii) the term "untrue statement" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (a) The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement of a material fact contained in the Registration Statement, or
(ii) any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement.

               (b) The  Investor  agrees  to  indemnify  and hold  harmless  the
Company (and each person, if any, who controls the Company within the meaning of
Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the
Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in the Registration Statement if such untrue statement was made in reliance upon and in strict conformity with written information furnished by or on behalf of the Investor specifically for use in preparation of the Registration Statement, and the Investor will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided that

***Confidential treatment has been requested pursuant to Rule 406 of the Securities Act of 1933, as amended. Omitted portions have been filed separately with the Securities and Exchange Commission.

the Investor's obligation to indemnify the Company shall be limited to the net amount received by the Investor from the sale of the Shares sold by the Investor pursuant to the Registration Statement.

               (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 7.3 (except to the extent that such omission materially and adversely affects the indemnifying party's ability to defend such action) or from any liability otherwise than under this Section 7.3. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person, so long as no indemnifying person is responsible for the fees and expenses of more than one separate counsel for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

               (d) If the indemnification provided for in this Section 7.3 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investor on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or the Investor on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The amount paid or payable by an indemnified party as a result of the losses, claims,

***Confidential treatment has been requested pursuant to Rule 406 of the Securities Act of 1933, as amended. Omitted portions have been filed separately with the Securities and Exchange Commission.

damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Investor shall not be required to contribute any amount in excess of the amount by which the net amount received by the Investor from the sale of the Shares to which such loss relates exceeds the amount of any damages which the Investor has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (e) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7.3, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 7.3 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Act and the Exchange Act. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 7.3, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 7.3 and further agree not to attempt to assert any such defense.

          7.4 Termination of Conditions and Obligations. The conditions precedent imposed by Section 5 or this Section 7 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares when such Shares shall have been effectively registered for resale under the Securities Act and sold or otherwise disposed of in accordance with the intended method of Disposition set forth in the Registration Statement covering such Shares or at such time as an opinion of counsel satisfactory to the Company in its reasonable judgment shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

          7.5 Information Available. So long as the Registration Statement is effective covering the resale of Shares owned by the Investor, the Company will furnish to the Investor:

               (a) as soon as practicable after it is available, one copy of (i) its Annual Report to Stockholders (which Annual Report is mailed to shareholders with the Company's Form 10-K, which shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) its Annual Report on Form 10-K and (iii) its Quarterly Reports on Form 10-Q (the foregoing, in each case, including exhibits); and

               (b) an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and the Company, upon the reasonable request of the Investor, will meet with the Investor or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Shares and

***Confidential treatment has been requested pursuant to Rule 406 of the Securities Act of 1933, as amended. Omitted portions have been filed separately with the Securities and Exchange Commission.

will otherwise cooperate with the Investor conducting an investigation for the purpose of reducing or eliminating the Investor's exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters.

          7.6 ***. Except as otherwise set forth in this Section 7.6, the Investor agrees not to *** for a *** of (a) *** following the *** or (b) the *** to *** (as defined therein) in accordance with the provisions of the License and Development Agreement. Notwithstanding the foregoing, there shall be no restriction on any *** by the Investor: (i) to any ***; provided, however, that this Agreement shall be ***; (ii) which has been ***; (iii) pursuant to a ***;
(iv)  pursuant to a *** to which the Company is a party;  (v) in a ***or ***; or
(vi) pursuant to ***.

          7.7 Other Registration Rights. Except as provided in Section 7.4, so long as the Investor or any of its Affiliates owns any of the Shares, the Company will not grant to any Person the right to request to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, which *** with the ***, without the prior written consent of the Investor. Notwithstanding the foregoing, it is understood that the Company may grant rights to other Persons to (a) participate in *** so long as such rights are *** and ***, and (b) request registrations so long as the Investor is entitled to participate in any such registrations ***.

     8. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (a) if within domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (b) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed,
(iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electric confirmation of receipt and shall be delivered as addressed as follows:

          (a) if to the Company, to:

                  Bioject Medical Technologies, Inc.
                  7620 S.W. Bridgeport Road
                  Portland, Oregon  97224
                  Attn: James O'Shea, Chairman, President
                         and Chief Executive Officer
                  Facsimile:  (503) 620-6431

              with a copy to:

                  Dorsey & Whitney LLP
                  US Bank Building Center
                  1420 5th Avenue, Suite 400
                  Seattle, WA  98101
                  Attn:  Kimberley R. Anderson, Esq.
                  Facsimile:  (206) 903-8800

***Confidential treatment has been requested pursuant to Rule 406 of the Securities Act of 1933, as amended. Omitted portions have been filed separately with the Securities and Exchange Commission.

          (b) if to the Investor, to:

                  Amgen Inc.
                  One Amgen Center Drive
                  Thousand Oaks, California  91320-1789
                  Attn: General Counsel, Senior Vice President,
                        Corporate Development and Corporate Secretary
                  Facsimile:  (805) 499-8011

     9. Miscellaneous.

          9.1 No Waiver. Failure by either party to insist upon strict observance of or compliance with any of the terms of this Agreement in one or more instances shall not be deemed to be a waiver of its rights to insist upon such observance of compliance with the other terms hereof nor any waiver with respect to any subsequent failures to observe compliance with such terms in the future.

          9.2 Assignment. Neither this Agreement nor any interest herein may be assigned by either party hereto without the written consent of the other party hereto, except that Investor may assign all of its rights hereunder to any Affiliate of Investor. Subject to the foregoing, all the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not. Subject to the immediately preceding sentence, this Agreement shall not run to the benefit of or be enforceable by any Person other than a party to this Agreement and its successors and assigns. The Company may not assign this Agreement without the prior written consent of the Investor, which may be withheld in the Investor's sole discretion. This Agreement shall be binding upon and inure to the benefit of the parties, their successors and permitted assigns.

          9.3 Governing Law; Jurisdiction. This Agreement is governed by the laws of the State of California, without regard to its principles of conflicts of law. Each of the parties hereby submits to the exclusive jurisdiction of the courts of California, both state and federal, for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby, and each party agrees not to commence any action, suit or proceeding relating thereto except in such courts.

          9.4 Further Actions. The parties agree to execute, acknowledge and deliver such further instruments and to do all such other incidental acts as may be reasonably necessary or appropriate to carry out the purpose and intent of this Agreement.

          9.5 Severability. In the event any one or more of the provisions of this Agreement should for any reason be held by any court or authority having jurisdiction over either of the parties or this Agreement to be invalid, illegal or unenforceable, such provision or provisions shall be validly reformed so as to as nearly approximate the intent of the parties as possible or, if unreformable, shall be divisible and deleted in such jurisdiction; elsewhere, this Agreement shall not be affected.

***Confidential treatment has been requested pursuant to Rule 406 of the Securities Act of 1933, as amended. Omitted portions have been filed separately with the Securities and Exchange Commission.

          9.6 Captions. The Parties agree that the headings in the Agreement are used for the convenience of the Parties only and are not intended to be used in the interpretation of this Agreement.

          9.7 Entire Agreement. This Agreement, including the Exhibits and other documents provided for herein and contemplated hereby, contains the entire understanding between the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, understandings, representations and communications, whether written or oral. This Agreement shall not be amended or supplemented except in a written document duly executed by a duly authorized representative of each party.

          9.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

          9.9 Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of the Investor made after the first anniversary of the Closing Date, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as the Investor may reasonably request, all to the extent required from time to time to enable the Investor to sell Shares purchased hereunder without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Investor, the Company will deliver to such holder a written statement as to whether it has complied with such information and requirements.

          9.10 Public Announcements. Subject to Section 9.11, neither party shall issue a press release or make any other disclosure of the existence of or the terms of this Agreement to any Person, or otherwise use the name or trademarks or products of the other party or the names of any employees thereof, without the prior approval of such press release or disclosure by the other party hereto.

          9.11 Required Disclosure. If in the reasonable opinion of any party's counsel (which may include such party's internal counsel), a disclosure which is subject to Section 9.10 shall be required by law, regulation or court order, including without limitation in a filing with the SEC or the United States Food and Drug Administration, then the disclosing party shall provide copies of the disclosure reasonably in advance of such filing or other disclosure for the nondisclosing party's prior review and comment, and the nondisclosing party shall provide its comments, if any, on such announcement as soon as practicable.

***Confidential treatment has been requested pursuant to Rule 406 of the Securities Act of 1933, as amended. Omitted portions have been filed separately with the Securities and Exchange Commission.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

AMGEN INC.

By: /s/ Gordon M. Binder
    ------------------------------------
    Gordon M. Binder
    Chairman of the Board and Chief Executive Officer



BIOJECT MEDICAL TECHNOLOGIES, INC.

By: /s/ James C. O'Shea
    ------------------------------------
    James C. O'Shea
    President and Chief Executive Officer












***Confidential treatment has been requested pursuant to Rule 406 of the Securities Act of 1933, as amended. Omitted portions have been filed separately with the Securities and Exchange Commission.